UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:  March 23, 2010
(Date of earliest event reported)

HERLEY INDUSTRIES, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-5411	23-2413500
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

3061 Industry Drive, Lancaster, Pennsylvania	17603
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 717-397-2777

Former name or former address, if changed since last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
[ ]	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 5.07                      Submission of Matters to a Vote of Security Holders

(a)        The Registrant held its Annual Meeting of Stockholders on March 23, 2010.

(b)	(i)	The two nominated directors received the following votes, which represented a plurality of the votes cast:

Name	Votes For	Votes Withheld
Gerald A. Gagliardi	7,693,382	4,097,006
Rear Adm. Edward K. Walker, Jr. (Ret.)	4,063,426	7,726,962

However,  in accordance with Registrant’s By-Laws,  since he received more “withheld” votes than “for” votes, Rear Adm. Edward K. Walker, Jr.  (Ret.) submitted a resignation letter to the remaining Board of Directors.  The remaining Board of Directors, under a process to be managed by the Nominating/ Governance and Ethics Committee, and excluding Adm. Walker, has until May 7, 2010 to determine whether to accept his resignation.  Upon making its determination, the Board of Directors will promptly file a Form 8-K disclosing both its determination and the basis for its decision.

                        (ii)        The proposal to amend Registrant’s Certificate of Incorporation to eliminate the classified board structure effective at the next Annual Meeting of Stockholders, as set forth in  its proxy statement, was approved as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
12,887,635	129,512	5,669	0

(iii) The proposal to ratify and approve Registrant’s 2010 Stock Plan, as set forth in its proxy statement, was approved as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
7,238,592	4,543,646	8,150	1,232,428

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 29, 2010	HERLEY INDUSTRIES, INC. By: /s/ Anello C. Garefino Anello C. Garefino Chief Financial Officer